UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2007

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 651-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On November 20, 2007, BJ’s Wholesale Club, Inc. announced its earnings results for the fiscal quarter and nine months ended November 3, 2007. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In the accompanying press release, we have disclosed “merchandise comparable club sales,” which may be deemed to be a non-GAAP financial measure. “Merchandise comparable club sales,” which excludes the impact of gasoline sales and pharmacy closure on our comparable club sales, is the primary metric that management uses to evaluate the performance of the Company’s core business. In evaluating performance of the Company’s core business, management excludes gasoline sales because of the wide fluctuations in gasoline prices during recent years and excludes pharmacy sales because BJ’s has closed its in-club pharmacies. “Merchandise comparable club sales” should be considered in addition to, not as a substitute for, or superior to the metric of “comparable club sales,” which is also presented in the accompanying press release. In addition, this measure, as used by BJ’s, may not be comparable to similarly titled measures used by other retailers.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1	Press release issued by BJ’s Wholesale Club, Inc. on November 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2007	BJ’s WHOLESALE CLUB, INC.

	By:	/s/ Frank D. Forward
Frank D. Forward
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by BJ’s Wholesale Club, Inc. on November 20, 2007